Exhibit 10.24
AMENDMENT NO. 2
TO THE RETIREMENT BENEFIT PLAN
FOR ALFRED M. RANKIN, JR.
(As Amended and Restated as of December 1, 2007)
          NACCO Industries, Inc. hereby adopts this Amendment No. 2 to the Retirement Benefit Plan for Alfred M. Rankin, Jr. (As Amended and Restated as of December 1, 2007) (the “Plan”), to be effective January 1, 2010. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.
Section 1
     Section 2.1(14) of the Plan is hereby amended in its entirety to read as follows:
     “Section 2.1(14) ROTCE shall mean the consolidated return on total capital employed of the Employer as determined by the Employer for a particular Plan Year.”
Section 2
          Section 2.1(15) of the Plan is hereby deleted in its entirety without renumbering the remaining provisions of Article II.
Section 3
     Section 4.1(b) of the Plan is hereby amended in its entirety to read as follows:
               “(b) Earnings Applicable to Covered Employees. For periods on and after January 1, 2010, at the end of each calendar month during a Plan Year, the Account of the Participant shall be credited with an amount determined by multiplying such Participant’s weighted average daily Account balance during such month by 5%. Notwithstanding the foregoing:
(i)	No earnings shall be credited for the month in which the Participant receives the distribution of his Account.

(ii)	In the event that the ROTCE determined for such Plan Year exceeds 5%, the Account shall retroactively be credited with the excess (if any) of (i) the amount determined by multiplying the average balance of such Account during each month of such Plan Year by the ROTCE determined for such Plan Year, compounded monthly over (ii) 5%. In the event of a Participant’s Termination of Employment during a Plan Year, the ROTCE calculation shall be made as of the last day of the month immediately preceding the date of the Participant’s Termination of Employment during a Plan Year, and shall be based on the year-to-date ROTCE for the month ending prior to the date the Participant incurred a Termination of Employment, as calculated by the Employer. For any subsequent month following such Termination, such ROTCE calculation shall not apply.”
     EXECUTED this 10th day of November, 2009.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
Title: Vice President, General Counsel and Secretary

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